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                                                                      Exhibit 21


                        LIST OF REGISTRANT SUBSIDIARIES


                        First Subsidiary, L.P.
                        Second Subsidiary, L.P.
                        Third Subsidiary, L.P.
                        Fourth Subsidiary, L.P.
                        Fifth Subsidiary, L.P.
                        Sixth Subsidiary, L.P.
                        Seventh Subsidiary, L.P.
                        Eighth Subsidiary, L.P.
                        Ninth Subsidiary, L.P.